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                                                                  Exhibit 99.b8


                      DFA INVESTMENT DIMENSIONS GROUP INC.

                               CUSTODIAN AGREEMENT
                               ADDENDUM NUMBER ONE

     THIS AGREEMENT is made as of the 8th day of December, 1998 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PNC BANK, N.A., formerly known as "Provident National Bank," a national banking association ("PNC").

                              W I T N E S S E T H:

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund has retained PNC to provide certain custodian services pursuant to a Custodian Agreement dated June 19, 1989, as amended (the "Agreement") which as of the date hereof, is in full force and effect; and

     WHEREAS, PNC presently provides such services to the existing portfolios of the Fund, including new series of the Fund, designated as Tax-Managed U.S. 5-10 Value Portfolio, Tax-Managed U.S. 6-10 Small Company Portfolio, Tax-Managed DFA International Value Portfolio and Tax-Managed U.S. Marketwide Value Portfolio, which are listed on Schedule A, attached hereto; and

     WHEREAS, Paragraph 1. of the Agreement provides that the Fund may from time to time issue additional portfolios and, in such event, the provisions of the Agreement shall apply to such portfolios as may be mutual agreed upon by the Fund and PNC;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties agree:

     1.   The Agreement hereby is amended effective December 8, 1998 by:

          (a) replacing all references to "Provident National Bank" with "PNC Bank, N.A.";

          (b)  replacing all references to "Provident" with "PNC";

          (c)  re-stating Paragraph 1. of the Agreement, to read as follows:

          "1.  APPOINTMENT.

               The Fund hereby appoints PNC to act as custodian of the portfolio securities, cash and other property belonging to each series of shares of the Fund, as listed on Schedule A, attached hereto, (the "Covered Portfolios") for the period and on the terms



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               set forth in this Agreement. PNC accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 21. of this Agreement. The Fund may from time to time issue additional portfolios and, in such event, the provisions of this Agreement shall apply to such portfolios as may be mutually agreed by the Fund and PNC. PNC shall identify to each Covered Portfolio the property and liabilities belonging to such Covered Portfolio and in such actions, records, reports, confirmations, accounts and notices to the Fund called for under this Agreement shall identify the Covered Portfolio to which such actions, record, account, report, confirmation or notice pertains."

     (d) re-stating Paragraph 2. of the Agreement to read as follows: "2. DELIVERY OF DOCUMENTS. The Fund has furnished PNC with copies of properly certified or authenticated of each of the following:

               (a) Current resolutions of the Fund's Board of Directors authorizing the appointment of PNC as custodian of the portfolio securities, cash and other property belonging to each Portfolio of the Fund as provided herein and approving this Agreement;

               (b) Appendix A identifying and containing the signatures of the Fund's officers and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund;

               (c)  The Fund's Articles of Incorporation, as amended;

               (d)  The Fund's current By-Laws, as amended;

               (e) The current forms of specimen stock certificates issued on behalf of the applicable portfolios;

               (f) The current Investment Advisory Agreements between Dimensional Fund Advisors Inc. ("DFA") and the Covered Portfolios of the Fund;

               (g)  The current Sub-Advisory Agreement;

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               (h)  The current Facility Agreement between DFA and the Fund (the
                    "Facility Agreement");

               (i) The current Distribution Agreement between the Fund and DFA Securities Inc. (the "Distribution Agreement");

               (j) The current Transfer Agency Agreement between PFPC Inc. (formerly, "Provident Financial Processing Corporation") (the "Transfer Agent") and the Fund dated as of July 12, 1991, as amended (the "Transfer Agency Agreement");

               (k) The current Administration and Accounting Services Agreement between the Transfer Agent and the Fund dated as of July 12, 1991, as amended (the "Accounting Services Agreement"); and

               (l) The Fund's current Prospectuses and Statements of Additional Information relating to each of the Covered Portfolios. The Prospectuses and Statements of Additional Information, and all amendments and supplements thereto are hereinafter described as the "Prospectuses."

               The Fund agrees to furnish to PNC from time to time properly certified or authenticated copies of all amendments or supplements to the foregoing, as applicable."

          (e)  re-stating Paragraph 5., Section (a)(v), to read as follows:

               "(v) for the redemption of the Fund's Shares pursuant to the procedures set forth in the Fund's current Prospectuses or Written Instructions amending such procedures."

     2. The fee schedules of PNC applicable to the Portfolios shall be as agreed in writing from time to time.

     3. This Addendum supercedes all prior Amendments to the Agreement.

     4. In all other respects, the Agreement shall remain unchanged and in full force and effect.

     5. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Number _______ to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                            DFA INVESTMENT DIMENSIONS GROUP INC.

                            By:  /S/ IRENE R. DIAMANT
                                 ------------------------------------
                                     Irene R. Diamant
                                     Vice President

                            PNC BANK, N.A.

                            By:  /S/ JOSEPH GRAMLICH
                                 ------------------------------------
                                     Joseph Gramlich
                                     Senior Vice President




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                                                            AMENDED AND RESTATED
                                                                DECEMBER 8, 1998

                                   APPENDIX A
                      DFA INVESTMENT DIMENSIONS GROUP INC.


                  NAME                                                 SIGNATURE
                  ----                                                 ---------




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                                                            AMENDED AND RESTATED
                                                                DECEMBER 8, 1998
                                   SCHEDULE A

                                    SERIES OF
                      DFA INVESTMENT DIMENSIONS GROUP INC.


                    U.S. 6-10 SMALL COMPANY PORTFOLIO (3/92)
                       U.S. LARGE COMPANY PORTFOLIO (2/90)
                        U.S. 6-10 VALUE PORTFOLIO (9/92)
                      U.S. LARGE CAP VALUE PORTFOLIO (9/92)
                  ENHANCED U.S. LARGE COMPANY PORTFOLIO (2/96)
                    U.S. 9-10 SMALL COMPANY PORTFOLIO (12/81)
                        U.S. 4-10 VALUE PORTFOLIO (11/97)
           RWB/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO (5/93)
                        EMERGING MARKETS PORTFOLIO (4/94)
                     JAPANESE SMALL COMPANY PORTFOLIO (1/86)
                  UNITED KINGDOM SMALL COMPANY PORTFOLIO (1/86)
                   CONTINENTAL SMALL COMPANY PORTFOLIO (4/88)
                   PACIFIC RIM SMALL COMPANY PORTFOLIO (4/91)
                   DFA ONE YEAR FIXED INCOME PORTFOLIO (6/83)
                DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO (2/96)
                    EMERGING MARKETS VALUE PORTFOLIO (11/97)
                   DFA REAL ESTATE SECURITIES PORTFOLIO (9/92)
               DFA INTERNATIONAL SMALL CAP VALUE PORTFOLIO (12/94)
                    LARGE CAP INTERNATIONAL PORTFOLIO (4/91)
                    DFA GLOBAL FIXED INCOME PORTFOLIO (7/90)
            DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO (7/90)
                    DFA FIVE-YEAR GOVERNMENT PORTFOLIO (5/87)
                         VA SMALL VALUE PORTFOLIO (9/95)
                         VA LARGE VALUE PORTFOLIO (4/94)
                     VA INTERNATIONAL VALUE PORTFOLIO (9/95)
                     VA INTERNATIONAL SMALL PORTFOLIO (9/95)
                      VA SHORT-TERM FIXED PORTFOLIO (9/95)
                         VA GLOBAL BOND PORTFOLIO(4/94)
                  INTERNATIONAL SMALL COMPANY PORTFOLIO (8/96)
                  EMERGING MARKETS SMALL CAP PORTFOLIO (12/96)
                  DFA TWO YEAR CORPORATE FIXED INCOME PORTFOLIO
                        DFA TWO YEAR GOVERNMENT PORTFOLIO
                      TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO
                  TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO
                  TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO
                   TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO


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